EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-34466 and 333-56550) and Form S-8 (Nos. 333-44221, 333-24095, and 333-07149) of Trico Marine Services, Inc. and Subsidiaries of our reports dated February 28, 2002 relating to the consolidated financial statements and financial statement schedule as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which appear in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
March 19, 2002